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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated September 17, 1997 in the Registration Statement (Form N-1A) of Zurich YieldWise Money Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-21187) and in this Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8047).



                                             ERNST & YOUNG LLP

Chicago, Illinois
October 22, 1997